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                                                                    Exhibit 10.1


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release (the "Agreement") is made and entered into as of the 29th day of March, 2006 ("the Effective Date") by and between SCHNEIDER ELECTRIC SA, ("Schneider Electric"), a French corporation, and SQUARE D COMPANY ("Square D"), a Delaware corporation, for themselves and their divisions, subsidiaries, operating companies and affiliates (hereinafter collectively referred to as "Schneider") on the one hand, and AMI Semiconductor, Inc., a Delaware corporation, and AMI Semiconductor Belgium BVBA, a Belgian corporation, for themselves and their divisions, subsidiaries, operating companies and affiliates (hereinafter collectively referred to as "AMI") on the other hand. Schneider and AMI are collectively referred to as the "Parties."

                                    RECITALS

     WHEREAS, AMI is the manufacturer and sole supplier of a certain custom computer chip known as the application specific integrated circuit, which is incorporated into a certain Square D circuit breaker known as the arc fault circuit interrupter ("AFCI").

     WHEREAS, Square D's AFCIs are designed, in part, to detect electrical arcs from broken or damaged electrical wires or insulation, and to shut off power to the circuit before the arcing leads to overheating or a fire.

     WHEREAS, Schneider has asserted certain claims against AMI related to AMI's manufacture and sale of certain application specific integrated circuits manufactured in Pocatello, Idaho between approximately March 2004 through September 2004 that were incorporated as a component in certain AFCIs (hereinafter, "the ASICs"). Schneider has claimed that the ASICs were not in conformity with Square D's requirements and specifications and



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contained a condition that results in the delamination of the ASICs when the
AFCIs are installed in the field. As a result of this alleged nonconformity, Schneider initiated a recall of the AFCIs containing the ASICs in cooperation with the U.S. Consumer Product Safety Commission. Schneider's claims in connection with the ASICs are referred to hereinafter as the "Dispute".

     WHEREAS AMI DENIES SCHNEIDER'S CLAIMS RELATED TO the ASICS AND THE DISPUTE.

     WHEREAS, the Parties have entered into an Agreement in Principle dated March 1, 2006 ("the Agreement in Principle") in order to settle the Dispute, which is attached hereto as Exhibit A and incorporated by reference herein.

     WHEREAS, the Parties have entered into this Agreement to complete the documentation of the settlement reached pursuant to the Agreement in Principle.

     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, it is agreed by each of the Parties as follows:

                                    AGREEMENT

     1. INCORPORATION OF RECITALS. The foregoing Recitals to this Agreement are incorporated by reference as if fully set forth here as Section 1 of this Agreement, with the same force and effect as if recited here at length.


     2. PAYMENT BY AMI. AMI shall pay a total of Five Million U.S. Dollars (US $5,000,000.00) to Schneider. As of the time of this Agreement, AMI has paid Schneider the sum of One Million, Three Hundred Thousand U.S. Dollars (US $1,300,000.00). The remainder shall be paid within five business days after the execution of the Agreement, representing the full and final amount to be paid to settle the Dispute. The payments shall be made via wire transfer per wire instructions provided to AMI by Schneider or by immediately collectible funds such as certified check payable to the order of Schneider.


                                       2
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     3.   ATTORNEYS' FEES AND COSTS. Schneider and AMI shall be liable for and shall pay their own attorneys' fees and costs relating to or arising out of this Agreement and the Dispute.

       4.

          (a) RELEASE BY SQUARE D AND SCHNEIDER ELECTRIC, SA OF AMI SEMICONDUCTORL INC. AND AMI SEMICONDUCTOR BELGIUM BVBA. Except as set forth in Section 4(c) of this Agreement, Schneider Electric, SA and Square D for themselves and on behalf of their parents, divisions, operating companies, affiliates, employees, representatives, shareholders, directors, successors, and assigns, individually and collectively, hereby release and forever discharge AMI Semiconductor, Inc. and AMI Semiconductor Belgium BVBA, and each of their officers, directors, employees, affiliates, subsidiaries, shareholders, representatives, successors, assignees, accountants, and attorneys from any and all known judgments, damages, liens, liabilities, demands, lawsuits, arbitrations, fees, losses, and fixed or contingent expenses, of any kind which Schneider Electric, SA and Square D, their parents, divisions, operating companies, affiliates, employees, representatives, shareholders, directors, successors, and assigns, individually and collectively have had, now have, or may in the future have, hold, or claim, against AMI Semiconductor, Inc. and AMI Semiconductor Belgium BVBA and each of their officers, directors, employees, affiliates, subsidiaries, shareholders, representatives, successors, and assignees, either individually or collectively, either directly or indirectly, arising out of or relating to any event, act, or omission that took place, including any claims that have been, or could have been brought prior to, on or after the Effective Date by Schneider Electric

                                       3


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     SA and Square D, their parents, divisions, operating companies, affiliates, employees, representatives, shareholders, directors, successors, and assigns, individually and collectively against AMI Semiconductor, Inc. or AMI Semiconductor Belgium BVBA or their respective subsidiaries, officers, directors, employees, affiliates, subsidiaries, shareholders, representatives, successors, or assigns arising out of or relating to the Dispute.

          (b) RELEASE BY AMI SEMICONDUCTOR, INC. AND AMI SEMICONDUCTOR BELGIUM BVBA OF SQUARE D AND SCHNEIDER ELECTRIC, SA. Except as set forth in
     Section 4(c) of this Agreement, AMI Semiconductor, Inc. and AMI Semiconductor Belgium BVBA, for themselves and on behalf of their parents, divisions, operating companies, affiliates, employees, representatives, shareholders, directors, successors, and assigns, individually and collectively, hereby release and forever discharge Schneider Electric, SA and Square D and each of their officers, directors, employees, affiliates, subsidiaries, shareholders, representatives, successors, assignees, accountants, and attorneys from any and all known or unknown judgments, damages, liens, liabilities, demands, lawsuits, arbitrations, fees, losses, and fixed or contingent expenses, of any kind, which AMI Semiconductor, Inc. and AMI Semiconductor Belgium BVBA, their parents, divisions, operating companies, affiliates, employees, representatives, shareholders, directors, successors, and assigns, individually and collectively have had, now have, or may in the future have, hold, or claim against Schneider Electric, SA and Square D and each of their officers, directors, employees, affiliates, subsidiaries, shareholders, representatives, successors, and assignees,


                                       4
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     either individually or collectively, either directly or indirectly, arising out of or relating to any event, act, or omission that took place, including any claims that have been, or could have been brought prior to on, or after the Effective Date by AMI Semiconductor, Inc. and AMI Semiconductor Belgium BVBA, their parents, divisions, operating companies, affiliates, employees, representatives, shareholders, directors, successors, and assigns, individually and collectively, against Schneider Electric SA and Square D or their respective subsidiaries, officers, directors, employees, affiliates, subsidiaries, shareholders, representatives, successors, or assigns arising out of or relating to the Dispute.

          (c) EXCEPTED CLAIMS AND MATTERS. This Agreement and the foregoing releases apply exclusively to the ASICs giving rise to the Dispute and do not affect the already dealt with in (i) below Parties' other ongoing contracts or obligations. It is further agreed that this Agreement and the releases do not apply to (I) a breach of this Agreement or the Agreement in Principle, (ii) tangible property damage, personal injury or death caused to a third party by an ASIC, and (iii) any contracts, agreements, claims or obligations between the Parties (including, without limitation, for sourced products) unrelated to the Dispute or the ASICs that gave rise to the Dispute.

     5. REPRESENTATION AND WARRANTY: Each of the Parties represents and warrants that it is a bona fide corporation currently in good standing under the laws of its state or country of incorporation and it has the power and authority to enter into this Agreement.


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     6.   BINDING EFFECT. This Agreement, and all benefits, obligations and burdens of this Agreement, shall be binding upon, and shall inure to the benefit of each of the Parties and their respective affiliates, successors, assigns and purchasers.

     7. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or on behalf of each of the Parties hereto. Each of the Parties acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice; (c) they understand the terms and consequences of this Agreement and of the release it contained herein; and (d) they are fully aware of the legal and binding effect of this Agreement.

     8. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Delivery by facsimile of a signed execution page shall be acceptable as proof of execution, as long as the original signature page is tendered to the other Parties within five days thereafter.

     9. NO ORAL MODIFICATION. This Agreement and the Agreement in Principle may only be amended in a writing signed by each of the Parties.

     10. ENTIRE AGREEMENT. This Agreement and the Agreement in Principle represent the entire agreement and understanding between the Parties concerning the Parties' settlement and the Dispute, and supersede and replace any and all prior agreements and understandings concerning the Dispute.


                                       6


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     11.  CONTROLLING LAW. The Agreement and all claims and disputes between the parties relating to it shall be governed by the substantive laws of the State of Delaware (exclusive of its conflicts of law provisions).

     12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered with proof of delivery thereof, or sent by registered or certified mail, postage prepaid, addressed to the respective Parties as follows:

                Notices to Schneider:

                Stephen A. Litchfield
                Schneider Electric-North American Operating Division 1415 South Roselle Road
                Palatine, IL 60067



                Notices to AMI:

                General Counsel
                AMI Semiconductor, Inc.
                2300 Buckskin Road
                Pocatello, ID, 83202


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     IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the Effective Date.



AMI SEMICONDUCTOR, INC.                      SQUARE D COMPANY


By:  /s/Christine King                       By:  /s/Howard E. Japlon
     -----------------                            -------------------
     Christine King                               Howard E. Japlon

Its: President & CEO                         Its: Senior Vice President,
     ---------------                              ----------------------
                                                  General Counsel and Secretary
                                                  -----------------------------

AMI SEMICONDUCTOR BELGIUM BVBA                 SCHNEIDER ELECTRIC S.A.


By:  /s/Walter Mattheus                      By:  /s/Pedro Salazar
     ------------------                           ----------------
     Walter Mattheus                              Pedro Salazar


Its: Managing Director                       Its: /s/Senior Vice President,
     -----------------                            ---------------------
                                                  General Counsel